Exhibit 3.i.f
CERTIFICATE OF DESIGNATIONS
OF
SERIES C PERPETUAL, CONVERTIBLE, PARTICIPATING PREFERRED STOCK
OF
AMERICAN INTERNATIONAL GROUP, INC.
     American International Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the “Board of Directors”) as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly held on March 1, 2009:
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, as amended from time to time, the Board of Directors hereby creates a series of Serial Preferred Stock, par value $5.00 per share, of the Company, and hereby states the designation and number of shares, and fixes the voting and other powers, and the relative rights and preferences, and the qualifications, limitations and restrictions thereof, as follows:
Series C Perpetual, Convertible, Participating Preferred Stock:
     Capitalized terms used and not defined have the respective meanings set forth in Section 19.
Section 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of serial preferred stock of the Company a series of preferred stock designated as the “Series C Perpetual, Convertible, Participating Preferred Stock” (the “Series C Preferred Stock”). The authorized number of shares of the Series C Preferred Stock shall be 100,000. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding.
Section 2. Dividends and Distributions.
(A) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock shall be entitled to receive per share of Series C Preferred Stock when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors out of funds legally available for the purpose, on the same date as any dividends are paid on the Common Stock (payable in cash or in kind as applicable, other than in shares of Common Stock or other securities the Company may issue) (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date on or after March 4, 2009, dividends or distributions in an amount (rounded to the nearest cent) equal to the Conversion Ratio on the record date for such dividend or distribution times the amount of the cash dividend per share of Common Stock to be paid on such Dividend Payment Date (and the Conversion Ratio on the record date for such dividend or distribution times the amount (payable in kind) of the non-cash dividend or other distribution, other than a dividend payable in shares of Common Stock or in other securities the Company may issue, to be paid per share of Common Stock on such Dividend Payment Date), whether or not shares of Series C Preferred Stock are convertible as of the applicable record date; provided however that if the aggregate amount of dividends and distributions paid on any Dividend Payment Date with respect to all shares of Series C Preferred Stock then outstanding would exceed the Threshold Percentage of the aggregate amount of dividends and distributions paid with respect to all shares of Series C Preferred Stock then outstanding together with all shares of Common Stock then outstanding, then the amount of dividends and distributions paid per share of Series C Preferred Stock shall be reduced pro rata so that the aggregate amount of dividends and distributions paid on any Dividend Payment Date with respect to all shares of Series C Preferred Stock then outstanding will not exceed the Threshold Percentage of the aggregate amount of dividends and distributions paid with respect to all shares of Series C Preferred Stock then outstanding together with all shares of Common Stock then outstanding. For the avoidance of doubt, the intent of the foregoing is that the dividends or other distributions paid to holders of shares of Series C Preferred Stock (other than a dividend payable in shares of Common Stock or other securities the Company may issue) shall equal the dividends and other distributions that would have been payable with respect to the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock (whether or not such shares were convertible as of the applicable record date at the Conversion Ratio), subject to the foregoing proviso.
     The holders of the Series C Preferred Stock agree that, upon the effectiveness of the Ranking Amendment, the Series C Preferred Stock shall rank junior to the Series D Preferred Stock as to the payment of dividends and distributions.
(B) The Company shall not declare or pay a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or other securities the Company may issue) unless it simultaneously declares and pays such dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section.
(C) The Board of Directors or any duly authorized committee of the Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof and shall be the same as the record date for the determination of holders of shares of Common Stock entitled to receive payment of a concurrent dividend or distribution.

(D) Notwithstanding anything else to the contrary herein, if required by law, the Company (or its agents) shall withhold and backup withhold tax on any payment or distribution on the Series C Preferred Stock, on the Conversion Securities (or in lieu thereof) and on any adjustment to the Conversion Ratio. Such withholding shall be treated for all purposes hereunder as if paid to the holder of such Series C Preferred Stock or Conversion Securities. The Company (or its agents) may (but is not required to) set-off any tax that the Company is required to withhold as a result of a change in the Conversion Ratio against payments of dividends payable on the Series C Preferred Stock and against Conversion Securities deliverable upon the conversion of the Series C Preferred Stock (valued at the Current Market Price Per Share upon conversion).
Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:
(A) Each share of Series C Preferred Stock shall entitle the holder thereof to a number of votes equal to the Conversion Ratio as of the applicable record date on all matters submitted to a vote of the stockholders of the Company having general voting rights, whether or not shares of Series C Preferred Stock are convertible as of such record date; provided however that if the aggregate voting power of the Series C Preferred Stock on any such matter would exceed the Threshold Percentage of the aggregate voting power of the stockholders of the Company entitled to vote on such matter as of such record date, then the voting power per share of Series C Preferred Stock shall be reduced pro rata so that the aggregate voting power of the Series C Preferred Stock on such matter will not exceed the Threshold Percentage of the aggregate voting power of the stockholders of the Company entitled to vote on such matter as of such record date. For the avoidance of doubt, the intent of the foregoing is that the voting power of the holders of shares of Series C Preferred Stock on all matters submitted to a vote of the stockholders of the Company having general voting rights shall equal the voting power of the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock (whether or not such shares were convertible as of the applicable record date at the Conversion Ratio), subject to the foregoing proviso.
(B) Except as otherwise provided herein, or in any other Certificate of Designations creating a series of Preferred Stock or as required by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.
Section 4. Certain Restrictions.
(A) No dividend shall be paid upon, or declared or set apart for, any share of Series C Preferred Stock or any other share of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends unless at the same time a like proportionate dividend, ratably in proportion to the respective total amounts to which the holders of all such shares are then entitled, shall be paid upon, or declared and set apart for, all shares of Series C Preferred Stock and Preferred Stock of all series ranking on a parity as to dividends then issued and outstanding and on which dividends are accrued and payable for all dividend periods terminating on or prior to the relevant Dividend Payment Date.
(B) In no event, so long as any shares of Series C Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any junior stock, nor shall any shares of any junior stock be purchased, redeemed or otherwise acquired for value by the Company, unless all dividends on the Series C Preferred Stock and any series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends for all past dividend periods and for the then current period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Company shall not be in default with respect to any of its obligations with respect to any past period with respect to any sinking fund for any series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to dividends. The foregoing provisions of paragraph (B) of this Section 4 shall not, however, apply to a dividend payable on any junior stock, or to the acquisition of shares of any junior stock in exchange for, or through application of the proceeds of the sale of, shares of any other junior stock.
(C) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (B) of this Section 4 and under the applicable provisions of the Charter, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Reacquired Shares. Shares of the Series C Preferred Stock that are repurchased or otherwise acquired by the Company shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of the Series C Preferred Stock may be reissued only as shares of any series of Preferred Stock other than the Series C Preferred Stock).
Section 6. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of the Series C Preferred Stock and any shares of Preferred Stock ranking on a parity therewith as to liquidation shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof, which in the case of the Series C Preferred Stock shall be $5.00 per share, plus an amount equal to all previously declared and unpaid dividends; provided that the holders of Series C Preferred Stock shall be entitled to receive per share of Series C Preferred Stock no less than an aggregate amount equal to the Conversion Ratio at such time multiplied by the amount to be distributed per share of Common Stock. For the avoidance of doubt, the intent of the foregoing proviso is to result in the distributions made to holders of shares of Series C Preferred Stock at least equaling the payments that would have been payable with respect to the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock (whether or not such shares were then convertible at the Conversion Ratio). If such payment shall have been made in full to holders of the Series C Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the remaining assets and funds of the Company shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all outstanding shares of Series C Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the holders of Series C Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this Section 6.
     The holders of the Series C Preferred Stock agree that, upon the effectiveness of the Ranking Amendment, the Series C Preferred Stock shall rank junior to the Series D Preferred Stock as to the payment of amounts upon the liquidation, dissolution or winding up of the Company.
Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time become convertible into an amount per share (payable in cash or kind, as applicable), equal to the Conversion Ratio at the effective time multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
Section 8. No Redemption; Perpetual. The shares of Series C Preferred Stock shall not be redeemable, either at the option of the Company or the holders thereof, and are not subject to a sinking fund. The Series C Preferred Stock has no set redemption or repayment date and does not have a maturity.
Section 9. Rank. Subject to the second sentence of this Section 9, the Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, to the extent set forth in this Certificate of Designations on a parity with all series of any other class of the Company’s Serial Preferred Stock. The holders of the Series C Preferred Stock agree that, upon the effectiveness of the Ranking Amendment, the Series C Preferred Stock shall rank junior to the Series D Preferred Stock as to the payment of dividends and the distribution of assets.
Section 10. Amendment. This Certificate of Designations shall not be amended, modified or supplemented in any manner that is adverse to the holders of Series C Preferred Stock without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting together as a single class and as a separate class from all other capital stock of the Company. Neither the Charter nor the bylaws of the Company shall be amended, modified or supplemented in any manner, including through a merger, consolidation or other transaction or otherwise, that would materially alter or change the powers, preferences, privileges or rights of the Series C Preferred Stock so as to affect them adversely or in any manner that would eliminate, impair, interfere with, limit, condition or otherwise modify the right of stockholders to act by written consent in lieu of a meeting of stockholders, in each case without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series

C Preferred Stock, voting together as a single class and as a separate class from all other capital stock of the Company. Without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series C Preferred Stock, voting together as a single class and as a separate class from all other capital stock of the Company, neither the Charter nor the bylaws of the Company shall be amended, modified or supplemented in any manner that would eliminate, impair, interfere with, limit, condition or otherwise modify the provisions, or the rights of stockholders, relating to the call (including by stockholders) of special meetings of stockholders.
Section 11. Conversion.
(A) (i) Upon the terms and in the manner set forth herein, each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time, in whole or in part, commencing on the effective date of the Charter Amendment upon surrender to the transfer agent which may be maintained for such purpose (the “Conversion Agent”) of the certificate(s) for each share to be converted or, if the shares of Series C Preferred Stock are not in certificated form, upon delivery to the Conversion Agent of a written Notice of Conversion (the date on which the Conversion Agent shall have received a written Notice of Conversion and, if applicable, a surrendered certificate, the “Conversion Date”), into (x) a number of shares of Common Stock equal to the Conversion Ratio (it being agreed that if there is more than one class or series of Common Stock the holder shall be entitled to elect in its sole discretion which class or series, or combination thereof, shall be issued upon conversion hereof), plus (y) to the extent the Conversion Date falls on or after the close of business on a record date (or record dates) for the related payment of dividends and before the relevant payment date(s), a right to receive on the related payment date an amount in cash equal to the amount of cash that would have been paid to the holder if the shares of Common Stock received upon conversion had been outstanding on the record date (unless such dividends or distributions are payable in kind in which case they shall be so payable), it being understood and agreed that the Series C Preferred Stock so converted shall not be entitled to any dividends or distributions with respect to such related payment date. If the Company shall fail to deliver any of the amounts or property described in clause (y), such failure shall not affect the validity of the issuance of any securities pursuant to clause (x) and the Company shall continue to be required to deliver the amounts or property contemplated by clause (y). Upon conversion by the holder of Series C Preferred Stock pursuant to this Section 11 and upon receipt of such payments, such holder shall not be entitled to any future dividends, distributions or other payments otherwise payable on shares of Series C Preferred Stock pursuant to Section 2 hereof with respect to shares of Series C Preferred Stock so converted (for the avoidance of doubt, nothing herein shall affect the right of such holder to receive dividends on any shares of Common Stock or other securities deliverable upon conversion of any shares of Series C Preferred Stock, the record date for which occurs after the Conversion Date).
     (ii) In order to convert shares of Series C Preferred Stock pursuant to Section 11, the holder thereof shall deliver a properly completed and duly executed Notice of Conversion (as set forth in the form of Series C Perpetual, Convertible, Participating Preferred Stock certificate attached hereto). Each holder of Series C Preferred Stock shall (A) deliver a Notice of Conversion to the Conversion Agent specifying the name or names in which such holder wishes to register such shares of Common Stock issuable upon such conversion on the stock ledger of the Company, (B) if such shares of Series C Preferred Stock are evidenced by a certificate, surrender the certificate for such shares of Series C Preferred Stock to the Conversion Agent, accompanied, if so required by the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Conversion Agent duly executed by the holder or its attorney duly authorized in writing, or if such shares of Series C Preferred Stock are not evidenced by a certificate, deliver to the Conversion Agent a written instrument or instruments of transfer in form reasonably satisfactory to the Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (C) subject to Section 11(I) hereof, pay any transfer or similar tax required hereby; provided that such transfer or similar tax may, at the option of such holder and in lieu of any payment in cash, be paid through a reduction of the number of shares of Common Stock received upon such conversion, valued at the Current Market Price Per Share (as defined herein).
(B) Whenever a holder converts the Series C Preferred Stock in whole or in part, it may assign its right to receive the Common Stock or Conversion Securities (as defined below) issuable upon such conversion to any other Person, subject to the provisions of Section 11(I) and Section 13 hereof.
(C) The Company covenants and agrees that all shares of Common Stock or other securities that may be issued upon conversion of the Series C Preferred Stock (the “Conversion Securities”) will, upon issuance, be validly authorized, issued and outstanding, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens and charges with respect to the issuance thereof (other than liens or charges created by the holder of the Series C Preferred Stock, income and franchise taxes incurred in connection with the conversion of the Series C Preferred Stock or taxes in connection with any transfer occurring prior to or contemporaneously therewith).
(D) If the shares of Common Stock or other Conversion Securities are then listed or quoted on a national securities exchange or a regional securities exchange, all such securities issuable upon conversion shall, upon issuance, also be so listed or quoted.
(E) The Company will at all times after the effective date of the Charter Amendment while the Series C Preferred Stock is outstanding (the “Conversion Period”), have authorized and reserved solely for purposes of the conversion hereof, free from preemptive rights, a sufficient number of shares of its Common Stock or other Conversion Securities to provide for the conversion in full of the Series C Preferred Stock. If at any time during the Conversion Period the number of authorized but unissued shares of Common Stock or other Conversion Securities shall not be sufficient to permit conversion in full of the Series C Preferred Stock, the Company will as promptly as practicable take such corporate action as shall be necessary to increase its authorized but unissued shares of Common Stock or other Conversion Securities to such number of shares as shall be sufficient for such purposes.
(F) If at any time the Conversion Securities shall include any shares or other securities other than shares of Common Stock, or any other property or assets, the terms of the

Series C Preferred Stock shall be modified or supplemented (and in the absence of express written documentation thereof, shall be deemed to be so modified or supplemented), and the Company shall take all actions as may be necessary to preserve, in a manner and on terms as nearly equivalent as practicable to the provisions of the Series C Preferred Stock as they apply to the Common Stock, the rights of the holder hereof, including any equitable replacements of the term “Common Stock” with the term “Conversion Securities” and adjustments of any formula included herein.
(G) The Company will not, by amendment of its Charter, bylaws or other governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Series C Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holder against impairment or dilution consistent with the intent and principles expressed herein. If any event or occurrence shall occur (including without limitation, stock dividends and stock splits) as to which the failure to make any adjustment to the Number of Outstanding Shares, the Conversion Ratio and/or the number of shares or other assets or property issuable upon conversion of the Series C Preferred Stock would adversely affect the conversion rights or value represented by the Series C Preferred Stock, including any issuance of Common Stock or Participating Securities, then, in each such case, the Board of Directors, acting in good faith, shall determine the adjustment, if any, on a basis consistent with the essential intent and principles herein, necessary to preserve, without dilution, the conversion rights and value represented by the Series C Preferred Stock. Notice of each such determination shall be given to each holder of the Series C Preferred Stock within 10 days of such determination in the manner set forth in Section 17. For so long as the Trust holds any shares of Series C Preferred Stock, the trustees of the Trust may object in writing to the Board of Directors’ determination within 10 Business Days of receipt of written notice thereof. If the Board of Directors and the trustees of the Trust are unable to agree on the adjustment during the 10-Business Day period following the delivery of the trustees’ objection, the Appraisal Procedure may be invoked by either party to determine the adjustment by delivery of a written notification thereof not later than the 30th day after delivery of the trustees’ objection. “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Board of Directors and one by the trustees of the Trust, shall mutually agree upon the adjustment. Each party shall deliver a notice to the other appointing its appraiser within 10 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the adjustment, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount or number, as applicable, by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the holders of the

Series C Preferred Stock; otherwise, the average of all three determinations shall be binding upon the Company and the holders of the Series C Preferred Stock. The costs of conducting any Appraisal Procedure shall be borne by the Company. Without limiting the foregoing, in the event of any dividend or distribution by the Company of assets or property (including shares of any other Person) on or with respect to the Common Stock, or any exchange of the shares of Common Stock into any other assets, property or securities, the Series C Preferred Stock will be equitably adjusted to permit the holder to receive upon conversion the assets, property or securities that would have been received if the Series C Preferred Stock had been converted immediately prior to the earlier of the record date and the effective date for such dividend, distribution or exchange.
(H) In the event (i) the Company takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) the Company authorizes the granting to the holders of Common Stock (or holders of any other class of Conversion Securities) of rights to subscribe to or purchase any shares of capital stock of any class or securities convertible into any shares of capital stock or of any other right, (iii) the Company authorizes any reclassification of, or any recapitalization involving, any class of Common Stock or any consolidation or merger to which the Company is a party and for which approval of the stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company, (iv) the Company authorizes or consents to or otherwise commences the voluntary or involuntary dissolution, liquidation or winding up of the Company or (v) the Company authorizes or takes any other action that would trigger an adjustment in the Number of Outstanding Shares, the Conversion Ratio or the number or amount of shares of Common Stock or other Conversion Securities issuable upon conversion of the Series C Preferred Stock, the Company shall mail to the holder, at least ten (10) days prior to the earlier of the record date for any such action or stockholder vote and the date of such action, a notice specifying (a) which action is to be taken and the date on which any such record is to be taken for the purpose of any such action, (b) the date that any such action is to take place and (c) the amount and character of any stock, other securities or property, or rights or options with respect thereto, proposed to be issued, granted or delivered to each holder of Common Stock (or holders of any other class of Conversion Securities).
(I) The initial issuance of Common Stock upon any conversion of the Series C Preferred Stock shall be made without charge to the exercising holder for any transfer, stamp or similar tax or for any other governmental charges that may be imposed in connection with the issuance of such stock, and such stock shall be issued in the respective names of, or in such names as may be directed by, the holder; provided, however, that the Company shall not be required to pay any tax or such other charges that may be payable in connection with any transfer involved in the issuance of any such stock, any new shares of Series C Preferred Stock or other securities in a name other than that of the holder upon conversion of the Series C Preferred Stock, and the Company shall not be required to issue or deliver such stock or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

(J) If a share of Series C Preferred Stock in certificated form is lost, stolen, mutilated or destroyed, the Company shall, on reasonable and customary terms as to indemnity or other customary administrative matters (which shall, in the case of a mutilated share, include the surrender thereof), issue a new share of Series C Preferred Stock of like number as the share so lost, stolen, mutilated or destroyed. Any such new share shall constitute an original share, whether or not the allegedly lost, stolen, mutilated or destroyed security shall be at any time enforceable by anyone.
(K) The Company will at no time close its transfer books during normal business hours on any Business Day against the transfer of any shares of Common Stock issued or issuable upon the conversion of any Series C Preferred Stock in any manner that interferes with the timely conversion of the Series C Preferred Stock.
(L) Conversion Mechanics.
     (i) A conversion shall be deemed to have been effected at the close of business on the Conversion Date. Immediately upon conversion, the rights of the holders of Series C Preferred Stock converted on the Conversion Date shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series C Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.
     (ii) As promptly as practicable after the Conversion Date (and in no event more than two (2) Business Days thereafter), the Company shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to, or upon the written order of, the holders of the surrendered shares of Series C Preferred Stock, a notice pursuant to direct registration that a number of fully paid and nonassessable shares of Common Stock have been registered on the books and records of the Company, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof to the extent provided in Section 11(A) and (I), liens, charges and security interests (other than liens or charges created by the holder of the Series C Preferred Stock, income and franchise taxes incurred in connection with the conversion of the Series C Preferred Stock or taxes in connection with any transfer occurring prior to or contemporaneously therewith) and not subject to any preemptive rights, into which such shares of Series C Preferred Stock have been converted in accordance with the provisions of this Section 11 and any cash payable in respect of fractional shares as provided herein. On the relevant payment date following the Conversion Date, the Company shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to, or upon the written order of, the holders of the surrendered shares of Series C Preferred Stock, the amount of cash or other property, if any, due in respect of dividends or other distributions on such surrendered shares, as provided in Section 11(A)(i)(y), payable, in the case of cash dividends or distributions (i) if the holder is the Trust, in immediately available funds, at such account designated by the holder or (ii) otherwise by check delivered to the holder at its address as set forth on the books and records of the Company.
     (iii) Upon the surrender of a certificate representing shares of Series C Preferred Stock that is converted in part, the Company shall deliver or cause to be delivered to the holder a notice that shares of Series C Preferred Stock equal in number to the unconverted shares of Series C Preferred Stock represented by the certificate so surrendered have been registered on the books and records of the Company.
(M) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock or other Conversion Securities shall be issued upon the conversion of any shares of Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock or other Conversion Security that would otherwise be deliverable upon the conversion of a share of Series C Preferred Stock, the Company shall pay to the holder of such share of Series C Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (i) such fraction and (ii) the Current Market Price Per Share on the Trading Day (as defined below) next preceding the day of conversion. For the purposes of any computation under this Section 11, the “Current Market Price Per Share” of the Common Stock or any other security on any Trading Day shall be deemed to be the volume weighted average sales price of the Common Stock or such other security on the New York Stock Exchange on such Trading Day (or, if the Common Stock or such other security is not listed on the New York Stock Exchange, such other national or regional exchange or market in the United States on which the Common Stock or such other security is then listed or quoted) or, if the Common Stock or such other security is not listed or quoted on a national or regional exchange or market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use in the United States on such Trading Day, or, if the Common Stock or such other security is not quoted on any such quotation system, the average of the closing bid and asked prices on such Trading Day as furnished by a professional market maker selected by the Board of Directors in good faith making a market in the Common Stock or such other security. Any determination of Current Market Price Per Share shall be made without reference to extended or after hours trading.
Section 12. Form.
(A) Series C Preferred Stock shall be initially issued in the form of one or more certificates in definitive, fully registered form with, until such time as otherwise determined by the Company and the Registrar, the restricted shares legend (the “Restricted Shares Legend”), as set forth on the form of Series C Perpetual, Convertible, Participating Preferred Stock certificate attached hereto as Exhibit A (each, a “Preferred Share Certificate”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Preferred Share Certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).
(B) (i) An Officer shall sign the Preferred Share Certificate for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.

     (ii) If an Officer whose signature is on a Preferred Share Certificate no longer holds that office at the time the Transfer Agent authenticates such Preferred Share Certificate, such Preferred Share Certificate shall be valid nevertheless.
     (iii) A Preferred Share Certificate shall not be valid or obligatory until an authorized signatory of the Transfer Agent manually countersigns the Preferred Share Certificate. The signature shall be conclusive evidence that such Preferred Share Certificate has been authenticated under this Certificate of Designations. Each Preferred Share Certificate shall be dated the date of its authentication.
(C) Other than upon original issuance, all transfers, conversions and exchanges of the Series C Preferred Stock shall be made by direct registration on the books and records of the Company.
Section 13. Registration; Transfer.
(A) The Series C Preferred Stock and the Common Stock issuable upon conversion of the shares of Series C Preferred Stock have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred other than (i) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 thereunder, (ii) in accordance with another exemption from the registration requirements of the Securities Act, (iii) to the Company or a subsidiary thereof, or (iv) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.
(B) Except in connection with a transfer pursuant to an effective registration statement relating to the Series C Preferred Stock and shares of Common Stock issuable on conversion of the Series C Preferred Stock, if shares of Series C Preferred Stock are issued upon the transfer, exchange or replacement of Series C Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on shares of Series C Preferred Stock, the Series C Preferred Stock so issued shall be subject to the transfer restrictions set forth in the Restricted Shares Legend and such restrictions shall continue to apply unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company or the Registrar, that such restrictions on transfer are not required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such shares of Series C Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Company, shall notify the holder that such shares of Series C Preferred Stock are no longer subject to the transfer restrictions set forth in the Restricted Shares Legend.
(C) The Company will refuse to register any transfer of Series C Preferred Stock or any Common Stock issuable upon conversion of the shares of Series C Preferred Stock that is not made in accordance with the provisions of the Restricted Shares Legend and pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or another available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph (C) shall not be applicable to any Series C Preferred Stock that is not subject to the restrictions set forth in the Restricted Shares Legend or to any Common Stock that is not subject to the Common Stock Legend.
(D) Each notice of issuance of Common Stock issued upon a conversion of the Series C Preferred Stock prior to the transfer of such Series C Preferred Stock pursuant to Rule 144 or an effective registration statement relating to such Series C Preferred Stock shall be subject to the common stock legend (the “Common Stock Legend”) set forth in Exhibit C hereto and be transferable only in accordance with the Form of Certificate of Transfer for Common Stock set out in Exhibit D. If shares of Common Stock subject to the Common Stock Legend are transferred by such holder, then the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such Common Stock and the Registrar shall not be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate. Upon the presentation of satisfactory evidence that the transfer restrictions set forth in Common Stock Legend are no longer required as described above in paragraph (B) of this Section with respect to the Series C Preferred Stock, the Registrar, at the direction of the Company, shall notify the holder that such shares of Common Stock are no longer subject to the transfer restrictions set forth in the Common Stock Legend.
(E) The Company will refuse to register any transfer of the Series C Preferred Stock or the Conversion Securities unless the transferor first pays all transfer taxes or similar taxes required to be paid on such transfer.
Section 14. Transfer Agent, Conversion Agent and Registrar. The duly appointed Transfer Agent, Conversion Agent and Registrar for the Series C Preferred Stock shall be Wells Fargo Bank, N.A. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.
Section 15. Other Rights. The shares of the Series C Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter, the bylaws of the Company or as provided by applicable law.
Section 16. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent for Series C Preferred Stock may deem and treat the record holder of any share of the Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor such Transfer Agent shall be affected by any notice to the contrary.
Section 17. Notices. All notices or communications in respect of the Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or given in such other manner as may be permitted in this Certificate of Designations, in the Charter, the bylaws of the Company or by applicable law. Notwithstanding the foregoing, if shares of the Series C Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of the Series C Preferred Stock in any manner permitted by such facility.
Section 18. No Preemptive Rights. No holder of any share of Series C Preferred Stock shall be entitled as of right to subscribe for, purchase or receive any shares of stock of any class or any other securities which the Company may issue, whether now or hereafter authorized, and whether such stock or securities be issued for money or for a consideration other than money or by way of a dividend and all such shares of stock or other securities may be issued or disposed of by the Board of Directors to such persons, firms, corporations and associates and on such terms as it, in its absolute discretion, may deem advisable, without offering to stockholders then of record of any share of Series C Preferred Stock upon the same terms or upon any terms.
Section 19. Definitions. (A) The following terms shall have the respective meanings set forth below:
     “2008 Warrants” shall mean the warrant issued by the Company to the United States Department of the Treasury concurrently with the issuance of the Series D Preferred Stock.
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.
     “Charter” means the Company’s Restated Certificate of Incorporation, as amended from time to time.
     “Charter Amendment” shall mean an amendment to the Charter to reduce the par value of the Common Stock to $0.000001 per share and increase the number of authorized shares of Common Stock to 19 billion.
     “Common Stock” shall mean the common stock, $2.50 par value, of the Company, the common stock of the Company with any other par value or no par value, and all other stock of any class or classes (however designated) of the Company from time to time outstanding, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends or liquidating distributions after the payment of dividends and distributions on any shares entitled to preference. For purposes of clarification, the Common Stock shall not include the Series C Preferred Stock.
     “Conversion Ratio” as of any date shall mean the quotient obtained by dividing (x) the Number of Underlying Shares as of such date by (y) 100,000.
     “Credit Agreement” means the Credit Agreement, dated as of September 22, 2008, between the Company and Federal Reserve Bank of New York, as amended from time to time.
     “Equity Units” means the Equity Units issued by the Company pursuant to a Purchase Contract Agreement dated May 16, 2008 between the Company and The Bank of New York.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Number of Outstanding Shares” means, as of any date, the number of shares of Common Stock outstanding as of the date hereof plus the number of shares of Common Stock issued on or prior to such date in settlement of the Equity Units.
     “Number of Underlying Shares” means, as of any date, a number of shares of Common Stock equal to the excess of (a) the product of 3.9751244 times the Number of Outstanding Shares as of such date over (b) the sum of (i) 53,798,766 (the number of shares of Common Stock underlying the 2008 Warrants as of the date hereof), (ii) the initial number of shares of Common Stock underlying any warrants or other securities convertible into, exchangeable for or representing the right to receive shares of Common Stock (other than the Series C Preferred Stock and the 2008 Warrants) that are beneficially owned by the Treasury (or any vehicle on its behalf) and (iii) so long as any shares of Series C Preferred Stock are beneficially owned by the Treasury (or any vehicle on its behalf), any shares of Common Stock directly owned by the Treasury (or any vehicle on its behalf ) as of such date other than (A) the shares of Common Stock referred to in (i) and (ii) above and (B) any shares of Common Stock received upon conversion of the Series C Preferred Stock.
     “Officer” means the Chairman, any Vice President, the Treasurer or the Secretary of the Company.
     “Participating Securities” shall mean (i) any equity security (other than Common Stock) that entitles the holders thereof to participate in liquidations or other distributions with the holders of Common Stock or otherwise participate in the capital of the Company other than through a fixed or floating rate of return on capital loaned or invested, and (ii) any stock appreciation rights, phantom stock rights, or any other profit or other economic participation rights with respect to any of the Company’s capital stock or other equity ownership interest, or any rights or options to acquire any such rights.
     “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof, or any other entity whatsoever.
     “Preferred Stock” means any and all series of preferred stock of the Company, including the Series C Preferred Stock and Series D Preferred Stock.
     “Ranking Amendment” means an amendment to the Charter (A) to permit the Board of Directors to issue classes of Preferred Stock that are not of equal rank, such that the Board of Directors or a duly authorized committee thereof may, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, provide whether the shares of such series rank senior or junior to any other class of Preferred Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (B) to cause the Series D Preferred Stock and any other series of Preferred Stock subsequently issued to the United States Department of the Treasury to rank senior to the Series C Preferred Stock and any other subsequently issued series of Preferred Stock that is not issued to the United States Department of the Treasury, so that as a result of these amendments the Series C Preferred Stock and any subsequently issued series of Preferred Stock that ranks pari passu with or junior to the Series C Preferred Stock would not be entitled to vote on the subsequent creation or issuance of any such senior Serial Preferred Stock.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Series D Preferred Stock” means the Series D Fixed Rate Cumulative Perpetual Preferred Stock of the Company.

     “Threshold Percentage” means a quotient obtained by dividing (x) the Number of Underlying Shares by (y) the sum of the Number of Underlying Shares and the Number of Outstanding Shares and expressed as a percentage.
     “Trading Day” shall mean any day during which the Common Stock or other Conversion Security trades regular way on the New York Stock Exchange or, if the Common Stock or other Conversion Security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock or other Conversion Security is then listed or, if the Common Stock or other Conversion Security is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock or other Conversion Security is then traded.
     “Treasury” means either the United States Department of the Treasury or the United States Treasury.
     “Trust” means the AIG Credit Facility Trust, a trust established for the benefit of the United States Treasury, or any successor thereto.
(B) The terms “junior stock” and “sinking fund” shall have the respective meanings set forth in subdivision (7) of Article Four of the Charter.

'

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed on its behalf by its _______ and attested by its Secretary this ___th day of March, 2009.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:

ATTEST:

Name:
Title: Secretary

Signature Page to Certificate of Designations of Series C Perpetual, Convertible,
Participating Preferred Stock of American International Group, Inc.

2

EXHIBIT A
FORM OF SERIES C PERPETUAL, CONVERTIBLE, PARTICIPATING PREFERRED STOCK

Number:	Shares

CUSIP NO.:

Series C Perpetual, Convertible, Participating Preferred Stock
(par value $5.00 per share)
(liquidation preference $5.00 per share)
OF
AMERICAN INTERNATIONAL GROUP, INC.
FACE OF SECURITY
TRANSFERS OF THIS CERTIFICATE OR PORTIONS THEREOF SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (the “Company”), hereby certifies that AIG Credit Facility Trust or its registered assigns (the “Holder”) is the registered owner of a number of fully paid and non-assessable shares of preferred stock of the Company designated the Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share and liquidation preference $5.00 per share (the “Series C Preferred Stock”), specified above. The shares of Series C Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series C Preferred Stock represented hereby are specified in and shall in all respects be subject to the provisions of the Certificate of Designations of the Company dated March 4, 2009, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series C Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series C Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, American International Group, Inc. has executed this certificate as of the date set forth below.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title: Dated: ________________

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
This is one of the certificates representing shares of Series C Perpetual, Convertible, Participating Preferred Stock referred to in the within mentioned Certificate of Designations.

WELLS FARGO BANK, N.A., as Transfer Agent
By:
Name:
	Title:	Authorized Signatory
Dated: ________________

REVERSE OF SECURITY
AMERICAN INTERNATIONAL GROUP, INC.
Series C Perpetual, Convertible, Participating Preferred Stock
Dividends on each share of Series C Preferred Stock shall be payable as provided in the Certificate of Designations.
The shares of Series C Preferred Stock shall have the voting rights set forth in the Certificate of Designations.
The shares of Series C Preferred Stock shall not be redeemable or subject to a sinking fund.
The shares of Series C Preferred Stock shall have no maturity.
The shares of Series C Preferred Stock shall be convertible into the Company’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations.
The transfer or exchange of any shares represented by this certificate and the issuance and delivery of shares of Common Stock upon the conversion of all or part of the shares represented by this certificate shall be effected on the books and records of the Company and no certificates representing such shares shall be delivered.
As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(Insert assignee’s social security or other identifying number)

(Insert address and zip code of assignee)

shares of capital stock represented by the within Certificate and hereby irrevocably constitutes and appoints:

agent to transfer the said stock on the books of the Transfer Agent and Registrar with full power of substitution in the premises.
Date:

Signature:

(Sign exactly as your name appears on the other side of this Series C Preferred Stock Certificate)

Signature Guarantee:	[1]

[1]	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended from time to time.

NOTICE OF CONVERSION
(To be Executed by the Registered Holder in order to Convert the Series C Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”) ___ shares of Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”), represented by stock certificate No(s). ___ (the “Series C Preferred Stock Certificates”) into shares of common stock (the “Common Stock”), of American International Group, Inc. (the “Company”) according to the conditions of the Certificate of Designations dated March 4, 2009 establishing the terms of the Series C Preferred Stock, as such may be amended from time to time (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. [A copy of each Series C Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).]1
The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series C Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended from time to time (the “Act”), or pursuant to an exemption from registration under the Act.
[The Company is not required to issue shares of Common Stock until the original Series C Preferred Stock Certificate(s) (or evidence of mutilation, loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent.] The Company shall record the issuance of the shares of Common Stock on its books and records by direct registration not later than two business days following receipt of the original Series C Preferred Stock Certificate(s) to be converted or, if the Series C Preferred Stock is not represented by a Series C Preferred Stock Certificate, no later than two business days following receipt of this Notice of Conversion. The holder acknowledges that no certificates shall be issued in respect of the shares of Common Stock or any shares evidenced by Series C Preferred Stock Certificate(s) that are not converted.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Ratio:

Number of shares of Series C Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Signature:

Name:

Address:[2]

Fax No.:

[1]	Delete bracketed language if this Notice of Conversion is used with respect to uncertificated shares.

[2]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company, if applicable.

NOTICE OF CONVERSION
(To be Executed by the Registered Holder in order to Convert the Series C Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”) ___ shares of Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”), represented by stock certificate No(s). ___ (the “Series C Preferred Stock Certificates”) into shares of common stock (the “Common Stock”), of American International Group, Inc. (the “Company”) according to the conditions of the Certificate of Designations dated March [3], 2009 establishing the terms of the Series C Preferred Stock, as such may be amended from time to time (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. [A copy of each Series C Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).][2]

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series C Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended from time to time (the “Act”), or pursuant to an exemption from registration under the Act.

[The Company is not required to issue shares of Common Stock until the original Series C Preferred Stock Certificate(s) (or evidence of mutilation, loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent.] The Company shall record the issuance of the shares of Common Stock on its books and records by direct registration not later than two business days following receipt of the original Series C Preferred Stock Certificate(s) to be converted or, if the Series C Preferred Stock is not represented by a Series C Preferred Stock Certificate, no later than two business days following receipt of this Notice of Conversion. The holder acknowledges that no certificates shall be issued in respect of the shares of Common Stock or any shares evidenced by Series C Preferred Stock Certificate(s) that are not converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Ratio:

Number of shares of Series C Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Signature:

Name:

[2]	Delete bracketed language if this Notice of Conversion is used with respect to uncertificated shares.

Address:[3]

Fax No.:

[3]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company, if applicable.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER FOR SERIES C PREFERRED STOCK
(Transfers pursuant to Section 13 of the Certificate of Designations)
Wells Fargo Bank, N.A., as Transfer Agent
Shareowner Services
161 North Concord Exchange Street
South St. Paul, MN 55075-1139
Attn: Suzanne M. Swits
Re:	American International Group, Inc. Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”)
Reference is hereby made to the Certificate of Designations relating to the Series C Preferred Stock dated March 4, 2009, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.
This letter relates to ___shares of the Series C Preferred Stock (the “Securities”) which are held in the form of [a Preferred Share Certificate bearing/uncertificated shares subject to the restrictions set forth in] the Restricted Share(s) Legend (CUSIP NO. ) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.
In connection with such request, and in respect of the Securities, the Transferor does hereby certify that the Securities are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:
CHECK ONE BOX BELOW:

(1)	☐	pursuant to an exemption from registration under the Securities Act of 1933, as amended from time to time (the “Securities Act”), provided by Rule 144 thereunder;
(2)	☐	in accordance with another exemption from the registration requirements of the Securities Act;
(3)	☐	to the Company or a subsidiary thereof; or
(4)	☐	pursuant to an effective registration statement under the Securities Act.
     Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities in the name of any person other than the registered holder thereof; provided, however, that if box (1) or (2) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

[Name of Transferor]
By:
Name:
Title:

Dated:

cc:	American International Group, Inc. 70 Pine Street New York, New York 10270 Attn: Secretary

EXHIBIT C
FORM OF COMMON STOCK LEGEND
“THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”

EXHIBIT D
FORM OF CERTIFICATE OF TRANSFER FOR COMMON STOCK
(Transfers pursuant to Section 13 of the Certificate of Designations)
Wells Fargo Bank, N.A., as Transfer Agent
Shareowner Services
161 North Concord Exchange Street
South St. Paul, MN 55075-1139
Attn: Suzanne M. Swits
Re:	American International Group, Inc. Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”)
Reference is hereby made to the Certificate of Designations relating to the Series C Preferred Stock dated March 4, 2009, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.
This letter relates to ___shares of Common Stock (the “Securities”) that were issued upon conversion of the Series C Preferred Stock and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.
In connection with such request, and in respect of the Securities, the Transferor does hereby certify that the Securities are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:
CHECK ONE BOX BELOW:

(1)	☐	pursuant to an exemption from registration under the Securities Act of 1933, as amended from time to time (the “Securities Act”), provided by Rule 144 thereunder;
(2)	☐	in accordance with another exemption from the registration requirements of the Securities Act;
(3)	☐	to the Company or a subsidiary thereof; or
(4)	☐	pursuant to an effective registration statement under the Securities Act.
Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities in the name of any person other than the registered holder thereof; provided, however, that if box (1) or (2) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

[Name of Transferor]
By:
Name:
Title:

Dated:
cc:	American International Group, Inc. 70 Pine Street New York, New York 10270 Attn: Secretary